                                                                       EXHIBIT 2

                                                                  EXECUTION COPY






                             STOCKHOLDERS AGREEMENT

                                  BY AND AMONG

                        AEGIS COMMUNICATIONS GROUP, INC.,

                              CERTAIN STOCKHOLDERS

                              AS IDENTIFIED HEREIN,

                    DEUTSCHE BANK AG -- LONDON ACTING THROUGH
                     DB ADVISORS, LLC AS INVESTMENT ADVISOR,

                                       AND

                              ESSAR GLOBAL LIMITED



                          DATED AS OF NOVEMBER 5, 2003

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
1.       SALES TO THIRD PARTIES...................................................................................1

         1.1      SALES TO THIRD PARTIES..........................................................................1

         1.2      RIGHT OF FIRST OFFER............................................................................1

         1.3      INVOLUNTARY TRANSFERS...........................................................................2

2.       ELECTION OF DIRECTORS....................................................................................3

         2.1      BOARD MAKE-UP...................................................................................3

         2.2      IRREVOCABLE PROXY...............................................................................3

         2.3      MAJOR DECISIONS.................................................................................4

3.       STOCK CERTIFICATE LEGEND.................................................................................5

4.       COVENANTS; REPRESENTATIONS AND WARRANTIES................................................................6

         4.1      NO OTHER ARRANGEMENTS OR AGREEMENTS.............................................................6

         4.2      ADDITIONAL REPRESENTATIONS AND WARRANTIES.......................................................7

         4.3      AFFILIATE TRANSACTIONS..........................................................................7

         4.4      PREFERRED STOCK CONVERSION......................................................................7

5.       AMENDMENT AND MODIFICATION...............................................................................8

6.       PARTIES..................................................................................................8

         6.1      ASSIGNMENT BY THE COMPANY.......................................................................8

         6.2      ASSIGNMENT GENERALLY............................................................................8

         6.3      TERMINATION.....................................................................................8

         6.4      AGREEMENTS TO BE BOUND..........................................................................9

7.       RECAPITALIZATIONS, EXCHANGES, ETC........................................................................9

8.       FURTHER ASSURANCES.......................................................................................9

9.       GOVERNING LAW............................................................................................9

10.      INVALIDITY OF PROVISION..................................................................................9

11.      WAIVER..................................................................................................10

12.      NOTICES.................................................................................................10

13.      HEADINGS; EXECUTION IN COUNTERPART......................................................................11

14.      COUNTERPARTS............................................................................................11

15.      ENTIRE AGREEMENT........................................................................................11

16.      INJUNCTIVE RELIEF.......................................................................................11

17.      MISCELLANEOUS...........................................................................................12

18.      DEFINED TERMS...........................................................................................12

                           This STOCKHOLDERS AGREEMENT (this "Agreement"), is
made effective as of November 5, 2003, by and among Aegis Communications Group, Inc., a Delaware corporation (the "Company"), Questor Partners Fund II, L.P., a Delaware limited partnership ("Fund II"), Questor Side-by-Side Partners II, L.P., a Delaware limited partnership (the "Side-By-Side Fund"), Questor Side-by-Side Partners II 3(c)(1), L.P., a Delaware limited partnership (the "3(C)(1) Fund", and together with Fund II and the Side-by-Side Fund, "Questor"), Thayer Equity Investors III, L.P., a Delaware limited partnership ("Thayer Equity"), TC Co-Investors, LLC, a Delaware limited liability company ("TC Co-Investors", and together with Thayer Equity, "Thayer" and together with Questor, the "Existing Stockholders"), Deutsche Bank AG -- London acting through DB Advisors, LLC as investment advisor ("DB") and Essar Global Limited ("Essar") (DB and Essar, collectively, the "New Stockholders"). The Existing Stockholders and New Stockholders are herein referred to collectively as the "Stockholders." Capitalized terms used herein without definition are defined in Section 18.

                           The parties hereto agree as follows:

                           1. SALES TO THIRD PARTIES.

                           1.1 SALES TO THIRD PARTIES. Any Stockholder may
Transfer all or a portion of its Equity Securities to a third party, provided that such Transfer is made in compliance with the provisions of Section 1.2 (Right of First Offer) and Section 6.4 (Agreements to Be Bound). Any Stockholder may Transfer all or a portion of its Equity Securities to an Affiliate, provided that such Transfer is made in compliance with Section 6.4 (Agreements to Be Bound). For the purposes of Section 1.2, a Transfer to a "third party" shall not include a Transfer to any New Stockholders Assignee or Existing Stockholders Assignee or a Transfer in a Public Sale (it being understood that there shall be no restriction on any Transfer in a Public Sale).

                           1.2 RIGHT OF FIRST OFFER. (a) PROCEDURE. If any
Existing Stockholder (the "Selling Stockholder") desires to Transfer any Equity Securities (other than any Transfers referred to in the second or final sentence of Section 1.1), then prior to Transferring such Equity Securities to any third party or parties, the Selling Stockholder shall deliver to each of the New Stockholders a letter (the "Sale Notice") signed by it setting forth:

                  (i) the number of Equity Securities such Selling Stockholder wishes to Transfer;

                  (ii) the material terms and conditions on which such Selling Stockholder wishes to Transfer such shares, including, without limitation, the purchase price per security of Equity Securities; and

                  (iii) such Selling Stockholder's offer (irrevocable by its terms for 15 days following receipt) to Transfer to the New Stockholders all (but not less than all) of such Equity Securities, for a purchase price and on the other terms and conditions set forth in subparagraph (ii) of this Section 1.2(a).

                           Within 15 days of receipt of the Sale Notice, the New
Stockholders may agree to purchase in the aggregate all of the Equity Securities covered by the Sale Notice, and

(A) individually, that portion of such Equity Securities offered by the Selling Stockholder equal to their pro rata interest in the Company relative to each other (based on the percentage of outstanding Common Stock Equivalents owned by each of them on the date of the Sale Notice), (B) such other portion of such Equity Securities as the New Stockholders may agree upon or (C) in the event either of the New Stockholders does not exercise such right, all of the Equity Securities offered to such declining New Stockholder by the Selling Stockholder in amounts determined pursuant to subclause (A) or (B) above without regard to such declining New Stockholders, by delivering written notice to such effect to the Selling Stockholder setting forth closing arrangements and a closing date not less than 30 nor more than 90 days following the delivery of such notice (or such later date as is necessary to obtain all requisite governmental and regulatory approvals and consents).

                           (b) EFFECTING SALES. If, upon the expiration of 15
days following receipt by the New Stockholders of the Sale Notice, none of the New Stockholders shall have agreed to purchase all of the Equity Securities covered by the Sale Notice, the Selling Stockholder may sell to a third party or parties all, but not less than all, of the Equity Securities covered by the Sale Notice for at least 95% of the price and upon substantially the same other terms and conditions as contained in the Sale Notice; provided that the Selling Stockholder and the third party execute a binding purchase agreement (subject to customary closing conditions) within 90 days after the expiration of such 15 day period and consummate the closing thereunder within 120 days (or such later date as is necessary to obtain all requisite governmental and regulatory approvals and consents) from the execution of the binding purchase agreement. If the New Stockholders shall have agreed to purchase the Equity Securities covered by the Sale Notice, then the sale of such Equity Securities shall be consummated as soon as practicable after the delivery of a notice of acceptance by the Selling Stockholder, but in any event within 90 days of the delivery of the Sale Notice (or such later date as is necessary to obtain all requisite governmental and regulatory approvals and consents). The New Stockholders shall have the right to assign to one or more New Stockholders Assignees all or any of their rights to purchase Equity Securities pursuant to this Section 1.2.

                           (c) Notwithstanding anything to the contrary herein,
the rights granted to and obligations imposed on the New Stockholders and the New Stockholders Assignees, on the one hand, and the Existing Stockholders and the Existing Stockholders Assignees, on the other hand, pursuant to this Section
1.2 shall terminate upon the third anniversary of the date of this Agreement.

                           (d) This Section 1.2 shall apply mutatis mutandis
hereto, as if one New Stockholder, on the one hand, and the other New Stockholder, on the other hand, were the Selling Stockholder and the New Stockholders, respectively; provided, that for the avoidance of doubt, the New Stockholder that is a Selling Stockholder shall be deemed to have declined its own offer for purposes of Section 1.2(a).

                           1.3 INVOLUNTARY TRANSFERS. Any transfer of title or
beneficial ownership of Equity Securities upon default, foreclosure, forfeit, divorce, court order or otherwise than by a voluntary decision on the part of a Stockholder (each, an "Involuntary Transfer") shall be void unless the Stockholder complies with this Section 1.3 and enables the Company to exercise in full its rights hereunder. Upon any Involuntary Transfer, the Company shall have the right to purchase such Equity Securities pursuant to this Section
1.3 and the person or entity to whom such Equity Securities have been Transferred (the "Involuntary Transferee") shall have the obligation to sell such Equity Securities in accordance with this Section 1.3. Upon the Involuntary Transfer of any Equity Securities, such Stockholder shall promptly (but in no event later than two days after such Involuntary Transfer) furnish written notice (the "Notice") to the Company indicating that the Involuntary Transfer has occurred, specifying the name of the Involuntary Transferee, giving a detailed description of the circumstances giving rise to, and stating the legal basis for, the Involuntary Transfer. Upon the receipt of the Notice, and for 60 days thereafter, the Company shall have the right to purchase, and upon exercise of such right the Involuntary Transferee shall have the obligation to sell, all (but not less than all) of the Equity Securities acquired by the Involuntary Transferee for a purchase price equal to the Market Value of such Equity Securities.

                           2. ELECTION OF DIRECTORS.

                           2.1 BOARD MAKE-UP. (a) Each Stockholder agrees that
from and after the Closing such Stockholder will use his, her or its best efforts to nominate and elect and will vote all of the Equity Securities owned or held of record by him, her or it that have voting rights to elect and, thereafter for such period, to continue in office a Board consisting of ten members, three of whom shall be designated by DB (the "DB Designees"), three of whom shall be designated by Essar (the "Essar Designees"), one of whom shall be the President and Chief Executive Officer and three of whom shall be independent of DB, Essar and the Company. The persons designated pursuant to this Section
2.1 by DB and Essar may be changed from time to time by DB and Essar, respectively. If the directors are to be elected in staggered terms, the number of nominees designated by DB and Essar for each such term shall equal the total number of DB Designees or Essar Designees, respectively, divided by the number of such terms and rounded up to the nearest whole number.

                           (b) The number of DB Designees and Essar Designees
will be subject to reduction as provided in this Section 2.1(b). With respect to DB or Essar, respectively, upon the occurrence of (i) the First Break Point with respect to DB or Essar, as the case may be, the number of DB Designees or Essar Designees, respectively, will be reduced to two such designees, (ii) the Second Break Point with respect to DB or Essar, as the case may be, the number of DB Designees or Essar Designees, respectively, will be reduced to one such designee and (iii) the Third Break Point with respect to DB or Essar, as the case may be, the number of DB Designees or Essar Designees, respectively, will be reduced to zero such designees. As soon as practicable after the occurrence of any reduction in the number of DB Designees or Essar Designees, respectively, pursuant to clauses (i), (ii) or (iii) in the immediately preceding sentence, DB or Essar, respectively, shall use reasonable best efforts to cause the resignation of the number of DB Designee(s) or Essar Designee(s), respectively, in excess of the number of DB Designees or Essar Designees, respectively, that it is entitled to designate pursuant to this Section 2.1(b). For the avoidance of doubt, except as explicitly indicated in this Section 2.1(b), Section 2.1(a) shall remain in full force, including the obligations of each party to vote for the directors that such other party is entitled to designate.

                           2.2 IRREVOCABLE PROXY. In order to effectuate Section
2.1 and, in addition to and not in lieu of Section 2.1, each Stockholder hereby grants to the Secretary of the

Company then in office an irrevocable proxy solely for the purpose of voting all of the Equity Securities that have voting rights and owned by the grantor of the proxy for the election of directors nominated only in accordance with Section 2.1.

                           2.3 MAJOR DECISIONS. (a) Each Stockholder agrees that
from and after the Closing such Stockholder will use his, her or its best efforts, and, where applicable, will vote all of the Equity Securities owned or held of record by him, her or it that have voting rights, to cause the By-laws of the Company to require that (i) at all meetings of the Board a majority of the number of directors shall constitute a quorum for the transaction of business; provided that such majority of directors include at least one independent director (so long as there is more than one independent director serving on the board), at least one DB Designee and at least one Essar Designee unless and until the Third Break Point occurs with respect to DB or Essar, as the case may be, (ii) any committee of the Board be constituted so that the number of DB Designees and Essar Designees on any such committee be as nearly as possible in the same proportion as the number of DB Designees and Essar Designees on the entire Board unless prohibited by applicable law or listing standards; provided that any committee of the Board shall at all times have a minimum of one DB Designee and one Essar Designee, unless and until the Third Break Point occurs with respect to DB or Essar, as the case may be and (iii) any Major Decision (as defined below) be approved by the affirmative vote of not less than three-fourths of the directors then serving on the Board; provided that, unless and until the First Break Point occurs, such Major Decision also be approved by each of at least one DB Designee and at least one Essar Designee.

                           (b) The term "Major Decision" means any decision by
the Board with respect to any of the following matters:

                           (i) issuing any shares or any security, including any
                  indebtedness, convertible into shares, or any other form of equity in the Company or any subsidiary of the Company, other than (A) granting options to directors or employees of the Company pursuant to any incentive or other benefit plan adopted by the Board, (B) issuing shares of Common Stock pursuant to the exercise of such options or any other securities outstanding on the date hereof and (C) issuing shares of Common Stock or any security, including any indebtedness, convertible into shares of Common Stock, or any other form of equity in the Company, in one or more offerings (excluding any issuances referred to in (A) or (B) above);

                           (ii) adoption of any stock-based employee benefit
                  plan;

                           (iii) incurring indebtedness or entering into
                  guarantees for borrowed money (excluding trade payables incurred in the ordinary course of business) in excess of $2,500,000 in any twelve consecutive month period, provided, however, that the Board may approve pursuant to this Section 2.3(b)(iii) a revolving credit or similar borrowing facility together with subsequent draw-downs under such facility without obtaining separate Board approval for each such draw-down;

                           (iv) selling, leasing, pledging or granting a
                  security interest or encumbrance in all or substantially all of the Company's or any subsidiary of the Company's assets, except in connection with the incurrence of indebtedness for borrowed money that does not involve a Major Decision under the preceding paragraph;

                           (v) acquiring (whether through an asset purchase,
                  merger, equity purchase or otherwise) any assets (excluding acquisitions of raw materials and supplies in the ordinary course of business) having a value, individually or in the aggregate for any series of related transactions, in excess of $2,000,000;

                           (vi) selling or otherwise disposing of any assets
                  (excluding sales or other dispositions of inventory in the ordinary course of business) having a value, individually or in the aggregate for any series of related transactions, in excess of $2,000,000;

                           (vii) amending the By-laws or the Certificate of
                  Incorporation of the Company;

                           (viii) any Change in Control Transaction;

                           (ix) executing or delivering any assignment for the
                  benefit of creditors of the Company;

                           (x) filing any voluntary petition in bankruptcy or
                  receivership with respect to the Company;

                           (xi) taking any action while there is a vacancy on
                  the Board, including without limitation the filling of such vacancy except in accordance with the terms of this Agreement; or

                           (xii) changing the size or composition of the Board
                  except in accordance with this Agreement.

                           3. STOCK CERTIFICATE LEGEND. A copy of this Agreement
shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing shares of Common Stock owned by the Stockholders shall bear upon its face the following legends, as appropriate:

                           (i) "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL TO THE STOCKHOLDER,

                                  WHICH COUNSEL MUST BE, AND THE FORM AND
                                  SUBSTANCE OF WHICH OPINION ARE, REASONABLY
                                  SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH LAWS."

                           (ii) "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER CONDITIONS, AS SPECIFIED IN THE STOCKHOLDERS' AGREEMENT OF THE ISSUER DATED AS OF NOVEMBER 5, 2003 (THE "STOCKHOLDERS' AGREEMENT"), COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE ISSUER AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS, IN THE OPINION OF COUNSEL TO THE STOCKHOLDER, WHICH COUNSEL MUST BE, AND THE FORM AND SUBSTANCE OF SUCH OPINION ARE, REASONABLY SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IS IN COMPLIANCE WITH THE STOCKHOLDERS' AGREEMENT."

In addition, certificates representing shares of Common Stock owned by residents of certain states shall bear any legends required by the laws of such states. All Stockholders shall be bound by the requirements of such legends.

                  4. COVENANTS; REPRESENTATIONS AND WARRANTIES.

                  4.1 NO OTHER ARRANGEMENTS OR AGREEMENTS. Each Stockholder hereby represents and warrants to the Company and to each other Stockholder that he or she has not entered into or agreed to be bound by any other arrangements or agreements of any kind that conflict with this Agreement. Each Stockholder agrees that, except as expressly permitted under this Agreement, he, she or it will not enter into any such other arrangements or agreements as he, she or it has represented and warranted to above with any other party as long as any of the terms of this Agreement, the Note and Warrant Purchase Agreement and the Registration Rights Agreement remain in effect. Upon the execution of this Agreement, each of the Stockholders and Voting Agreement dated as of August 25, 1999 among Questor and the stockholders listed on Schedule A thereto and the Stockholders Agreement dated December 10, 1999 among Questor, Thayer and the Company shall terminate and have no further force and effect whatsoever.

                  4.2 ADDITIONAL REPRESENTATIONS AND WARRANTIES. (a) Each Stockholder represents and warrants to the Company and each other Stockholder that:

                  (i) such Stockholder has the power, authority and capacity (or, in the case of any Stockholder that is a corporation, trust or limited partnership, all corporate, trust or limited partnership power and authority, as the case may be) to execute, deliver and perform this Agreement;

                  (ii) in the case of a Stockholder that is a corporation, trust or limited partnership, the execution, delivery and performance of this Agreement by such Stockholder has been duly and validly authorized and approved by all necessary corporate, trust or limited partnership action, as the case may be;

                  (iii) this Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and legally binding obligation of such Stockholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally and general principles of equity; and

                  (iv) the execution, delivery and performance of this Agreement by such Stockholder does not and will not violate the terms of or result in the acceleration of any obligation under (A) any material contract, commitment or other material instrument to which such Stockholder is a party or by which such Stockholder is bound or (B) in the case of a Stockholder that is a corporation, trust or limited partnership, the certificate of incorporation, certificate of limited partnership, by-laws, limited partnership agreement or other organizational documents, as the case may be.

                           4.3 AFFILIATE TRANSACTIONS. Each of the New
Stockholders hereby agrees not to, and to cause each of its Affiliates not to, engage in any transaction with the Company or any subsidiary or Affiliate of the Company unless each such transaction is on terms that could be obtained on an arm's length, commercially reasonable basis from unrelated parties.

                           4.4 PREFERRED STOCK CONVERSION. (a) As of the date
hereof, Questor agrees to and hereby does convert (i) 9,058.42 shares of Series E Preferred Stock of the Company, representing all of its Series E Preferred Stock immediately prior to such conversion, into 381,407.11 shares of Common Stock of the Company in accordance with the conversion rate set forth in the certificate of designation governing the Series E Preferred Stock and (ii) 23,375 shares of Series F Preferred Stock of the Company, representing 50% of Questor's Series F Preferred Stock immediately prior to such conversion, into 34,527,594.305 shares of Common Stock of the Company in accordance with the conversion rate set forth in the certificate of designation governing the Series F Preferred Stock. As of the Subsequent Closing Date (as defined in the Purchase Agreement) Questor agrees to and will convert its remaining 23,375 shares of Series F Preferred Stock of the Company into 46,910,503 shares of Common Stock of the Company in accordance with the conversion rate set forth in the then-effective certificate of designation governing the Series F Preferred Stock, subject to completion of the Preferred Stock Amendment (as defined in the Purchase Agreement) and the satisfaction of the Thayer Condition (as defined in the Purchase Agreement).

                           (b) Questor hereby waives all of its rights under the
certificate of designations of the Series F Preferred Stock other than the rights set forth in Sections 6(a), 7(a) through (c), 7(e), 7(f), 7(i) through
(j), and 7(p) through (t). The Company hereby agrees with Questor to complete and cause to become effective the Preferred Stock Amendment (as defined in the Purchase Agreement). Thayer hereby agrees with Questor to cause the Thayer Condition (as defined in the Purchase Agreement) to be satisfied. If the Company changes (or establishes a record date for changing) the number of shares of Common Stock issued and outstanding prior to the Subsequent Closing Date (as defined in the Purchase Agreement) as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding shares of Common Stock, then the number of shares into which the Series F Preferred (as defined in the Purchase Agreement) shall be convertible pursuant to the Preferred Stock Amendment shall be appropriately adjusted to preserve the percentage ownership of the Common Stock that the holders of the Series F Preferred would otherwise obtain if the Preferred Stock Amendment were effected and the Series F Preferred outstanding immediately after the Closing were converted on the date hereof.

                           5. AMENDMENT AND MODIFICATION. This Agreement may not
be amended, modified or supplemented except by a written instrument signed by each of the parties hereto and, in the case of an amendment, modification or supplement that would materially and adversely affect any other Stockholder, any such other Stockholder. The Company shall notify all Stockholders promptly after any such amendment, modification or supplement shall have taken effect.

                           6. PARTIES.

                           6.1 ASSIGNMENT BY THE COMPANY. If the Company has not
exercised in full its right to purchase Equity Securities pursuant to Section
1.3 within 30 days of receipt by the Company of the Notice giving rise to such right, then the New Stockholders (other than any New Stockholders subject to such Involuntary Transfer) shall have the right to require the Company to assign to such New Stockholders such right to purchase those Equity Securities not being purchased by the Company. The New Stockholders shall have the right to assign to one or more of the New Stockholders Parties all or any of their rights to purchase Equity Securities pursuant to this Section 6.1.

                           6.2 ASSIGNMENT GENERALLY. The provisions of this
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns, provided that the Company may not assign any of its rights or obligations hereunder without the consent of the New Stockholders and provided, further, that no Stockholder may assign any of its rights or obligations hereunder without the prior written consent of the New Stockholders, unless such assignment is in connection with a Transfer explicitly permitted by this Agreement and, prior to such assignment, such assignee complies with the requirements of Section 6.4.

                           6.3 TERMINATION. Any party to, or person who is
subject to, this Agreement which ceases to own Equity Securities or any interest therein, shall cease to be a party to, or person who is subject to, this Agreement and thereafter shall have no rights or obligations hereunder, provided, however, that a Transfer of Equity Securities not explicitly permitted under this Agreement shall not relieve a Stockholder of any of his or her obligations hereunder. Notwithstanding the foregoing, in connection with a Transfer to an Affiliate explicitly permitted by this Agreement, prior to any such Person ceasing to be an Affiliate of the Stockholder from whom such Person acquired its Equity Securities, such Person shall be obligated to transfer such Equity Securities back to such original Stockholder and such original Stockholder shall thereupon again be subject to this Agreement. Notwithstanding any other provision in this Agreement, this Agreement shall terminate and be of no further force or effect at such time as each of the New Stockholders Parties beneficially own less than 5% of the outstanding Equity Securities.

                           6.4 AGREEMENTS TO BE BOUND. Notwithstanding anything
to the contrary contained in this Agreement, any Transfer of Equity Securities by a Stockholder (other than pursuant to a Public Sale) shall be permitted under the terms of this Agreement only if the transferee of such Stockholder shall agree in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument of assumption reasonably satisfactory in substance and form to the New Stockholders, and, in the case of a transferee who is an individual and who resides in a state with a community property system, such transferee causes his or her spouse, if any, to execute a Spousal Waiver in the form of Exhibit A attached hereto. Upon the execution of the instrument of assumption by such transferee and, if applicable, the Spousal Waiver by the spouse of such transferee, such transferee shall have the rights and be subject to all of the restrictions and obligations of his or her transferor hereunder.

                           7. RECAPITALIZATIONS, EXCHANGES, ETC. Except as
otherwise provided herein, the provisions of this Agreement shall apply to the full extent set forth herein with respect to (A) the Equity Securities and (B) any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for the Equity Securities by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise. All share numbers and percentages shall be proportionately adjusted to reflect any stock split, stock dividend or other subdivision or combination effected after the date hereof. Except as otherwise provided herein, this Agreement is not intended to confer upon any person, except for the parties hereto, any rights or remedies hereunder.

                           8. FURTHER ASSURANCES. Each party hereto shall do and
perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto or person subject hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                           9. GOVERNING LAW. This Agreement and the rights and
obligations of the parties hereunder and the persons subject hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

                           10. INVALIDITY OF PROVISION. The invalidity or
unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

                           11. WAIVER. Waiver by any party hereto of any breach
or default by the other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party to assert its or his or her rights hereunder on any occasion or series of occasions.

                           12. NOTICES. All notices, requests, demands, waivers
and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (A) delivered personally, (B) mailed, certified or registered mail with postage prepaid, (C) sent by next-day or overnight mail or delivery or (D) sent by fax, as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

                           (i)      If to the Company, to it at:

                                    Aegis Communications Group, Inc.
                                    7880 Bent Branch Drive
                                    Suite 150
                                    Irving, Texas 75063
                                    Fax: (972) 868-0396
                                    Attention:  Chief Executive Officer

                           with a copy to Questor and Thayer at their addresses set forth below.

                           (ii)     If to Thayer, to it at:

                                    Thayer Capital Management Partners
                                    1455 Pennsylvania Avenue, N.W.
                                    Suite 350
                                    Washington, D.C.
                                    Fax: (202) 371-0391
                                    Attention:

                           (iii)    If to Questor, to it at:

                                    c/o Organization Services, Inc.
                                    3411 Silverside Road
                                    Wilmington, Delaware 19810
                                    Fax: (302) 478-3667
                                    Attention: Gilbert Warren

                           With a copy to:

                                    Questor Management Company

                                    4000 Town Center
                                    Suite 530
                                    Southfield, Michigan 48075
                                    Fax: (248) 213-2200
                                    Attention: President

                           (iv)     if to the New Stockholders:

                                    DB Advisors, LLC
                                    280 Park Avenue, 9th Floor
                                    New York, NY 10017
                                    Facsimile:
                                    Attention:

                                    Essar Global Limited
                                    145 East 48th Street (PH)
                                    New York, NY 10017
                                    Facsimile: (212) 758-5860
                                    Attention:

All such notices, requests, demands, waivers and other communications shall be deemed to have been received (A) if by personal delivery on the day after such delivery, (B) if by certified or registered mail, on the fifth business day after the mailing thereof, (C) if by next-day or overnight mail or delivery, on the day delivered, or (D) if by fax, on the next day following the day on which such fax was sent, provided that a copy is also sent by certified or registered mail.

                           13. HEADINGS; EXECUTION IN COUNTERPART. The headings
to sections in this Agreement are for the convenience of the parties only and shall not control or affect the meaning or construction of any provision hereof.

                           14. COUNTERPARTS. This Agreement may be executed in
any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                           15. ENTIRE AGREEMENT. This Agreement, the Note and
Warrant Purchase Agreement and the Registration Rights Agreement constitute the entire agreement and understanding of the parties hereto with respect to the matters referred to herein. This Agreement and the agreements referred to in the preceding sentence supersede all prior agreements and understandings among the parties with respect to such matters.

                           16. INJUNCTIVE RELIEF. The parties hereto agree that
the Company and the Stockholders will be irreparably damaged in the event this Agreement is not specifically enforced. Each of the parties therefore agrees that in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such remedies shall be cumulative and not exclusive, and shall be in addition to any other remedy which the Company or any Stockholder may have. Each Stockholder hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts in New York for the purposes of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof. Each Stockholder hereby consents to service of process made in accordance with
Section 12.

                           17. MISCELLANEOUS. All references in this Agreement
to Sections of or Rules under the Securities Act or the Exchange Act are intended to include, and shall be deemed to include, references to all successor Sections and Rules which are intended to replace the Sections and Rules herein referenced.

                           18. DEFINED TERMS. As used in this Agreement, the
following terms shall have the meanings ascribed to them below:

                           "Affiliate" means a person that directly, or
indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified, including, without limitation, with regard to the New Stockholders or the Existing Stockholders, any partner or member of the New Stockholders or the Existing Stockholders, respectively; provided that no Person shall be deemed to be an Affiliate of another Person solely as a result of this Agreement, the Note and Warrant Purchase Agreement and the Registration Rights Agreement or the other agreements contemplated thereby, or solely as a result of the ownership of Common Stock Equivalents.

                           "Beneficially own" has the meaning given in Rule
13d-3 under the Exchange Act.

                           "Board" means the board of directors of the Company.

                           "Change in Control Transaction" means any of the
following:

                           (a) the acquisition by any individual, entity or
                  group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Company, or any of its Subsidiaries or any Investor or Excluded Group (an "Acquiring Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the combined voting power or economic interests of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that any transfer from any Investor or Excluded Group will not result in a Change in Control if such transfer was part of one or a series of related transactions the effect of which, absent the transfer to such Acquiring Person by the Investor or Excluded Group, would not have resulted in the acquisition by such Acquiring Person of 35% or more of the combined voting power or economic interests of the then outstanding voting securities; or

                           (b) the individuals who at the beginning of any 12
                  consecutive month period following the Closing constituted a majority of the directors of the Company (the "Incumbent Majority") cease for any reason to constitute at least a majority of such directors; provided that (I) any individual becoming a director whose election, or nomination for election by the Company's stockholders pursuant to this Agreement, was approved by a vote of the stockholders having the right to designate such director pursuant to this Agreement and (II) any director whose election to the Board or whose nomination for election by the stockholders of the Company was approved by the Incumbent Majority, shall, in each such case, be considered as though such individual were a member of the Incumbent Majority, but excluding, as a member of the Incumbent Majority, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) and further excluding any person who is an affiliate or associate of an Acquiring Person having or proposing to acquire beneficial ownership of 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; or

                           (c) the approval by the stockholders of the Company
                  of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the voting securities of the Company or its parent immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 51% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or its parent resulting from such reorganization, merger or consolidation; or

                           (d) the sale or other disposition of assets
                  representing 50% or more of the assets of the Company and its subsidiaries in one transaction or series of related transactions.

                           "Closing" means the date hereof.

                           "Common Stock" means the common stock of the Company,
par value $.01 per share.

                           "Common Stock Equivalents" means the number of shares
of Common Stock owned beneficially or of record by the New Stockholders or the Existing Stockholders, as the case may be, as of the date of this Agreement. In the event that any New Stockholder Party or Existing Stockholder Party acquires beneficial or record ownership of any Equity Securities after the date of this Agreement which are not Common Stock Equivalents pursuant to the immediately preceding sentence, any Equity Securities thereafter Transferred by such Person shall be deemed to be such after acquired Equity Securities until the number of such after acquired Equity Securities owned beneficially or of record by such Person has been reduced to 0.

                           "Equity Security" means any stock or similar security
of the Company or any security (including indebtedness for borrowed money) convertible or exchangeable, with or without consideration, into or for any such stock or similar security, or any security (including indebtedness for borrowed money) carrying any warrant or right to subscribe to or purchase any such stock or similar security, or any such warrant or right.

                           "Exchange Act" means the Securities Exchange Act of
1934, as amended.

                           "Excluded Group" means a "group" (as such term is
used in Rule 13d-5 of the Exchange Act) that includes one or more of the Investors, including, without limitation, for the purpose of this definition only, any party to this Agreement.

                           "Existing Stockholders Assignee" means the Existing
Stockholders and any Affiliate of any Existing Stockholders, and, in the case of any individual, such individual's spouse, parents, immediate family or lineal descendants.

                           "Existing Stockholder Parties" means the Existing
Stockholders, the Existing Stockholders Assignees and any third party other than an Involuntary Transferee or New Stockholder Party who receives Equity Securities from any Existing Stockholder or any Existing Stockholders Assignee pursuant to Section 1 of this Agreement.

                           "First Break Point" means the time at which the Total
Ownership Ratio for either DB or Essar, as the case may be, is less than 50% but greater than 25%.

                           "Investor" means Questor or Thayer or their
respective Affiliates.

                           "Involuntary Transfer" has the meaning set forth in
Section 1.3.

                           "Market Value" means, as of any date: (i) if any
Equity Securities are listed on a national securities exchange, the average of the closing prices as reported for composite transactions during the 30 consecutive trading days preceding the trading day immediately prior to such date or, if no sale occurred on a trading day, then the mean between the closing bid and asked prices on such exchange on such trading day; (ii) if any Equity Securities are traded on the Nasdaq National Market ("NMM"), the average of the closing prices as reported on the NMM during the 30 consecutive trading days preceding the trading day immediately prior to such date or, if no sale occurred on a trading day, then the mean between the highest bid and lowest asked prices as of the close of business on such trading day, as reported on the NMM; (iii) if any Equity Securities are not traded on a national securities exchange or the NMM but are otherwise traded over-the-counter, the arithmetic average (for consecutive trading days) of the mean between the highest bid and lowest asked prices as of the close of business during the 30 consecutive trading days preceding the trading day immediately prior to such date as quoted on the National Association of Securities Dealers Automated Quotation system or an equivalent generally accepted reporting service; or (iv) if there is no active market for any Equity Securities, the market value thereof as mutually agreed by the Company and a majority of the Board including a majority of the independent directors.

                           "New Stockholders Assignee" means the New
Stockholders and any Affiliate of the New Stockholders, and, in the case of any individual, such individual's spouse, parents, immediate family or lineal descendants.

                           "New Stockholders Parties" means the New
Stockholders, any New Stockholders Assignee and any third party other than an Involuntary Transferee or Existing Stockholder Party who receives Equity Securities from the New Stockholders or any the New Stockholders Assignee pursuant to a Transfer to which Section 1.2 hereof applies.

                           "Note and Warrant Purchase Agreement" means the Note
and Warrant Purchase Agreement among the Company and the New Stockholders dated as of the date of this Agreement.

                           "Person" means an individual, corporation,
partnership, limited liability company, joint venture, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                           "Public Sale" means Transfers (I) to the general
public pursuant to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement,
(II) to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (III) in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect to such Common Stock are removed upon the consummation of such Transfer and the transferor and transferee of such Common Stock receive an opinion of counsel for the Company, which shall be in form and content reasonably satisfactory to the transferor and transferee and their respective counsel, to the effect that such Common Stock in the hands of the transferee is freely transferable without restriction or registration under the Securities Act in a public or private transaction, or (IV) pursuant to Rule 144 or Rule 144A under the Securities Act; provided that a Public Sale shall not include Transfers of more than 5% of the Common Stock of the Company on a fully diluted basis by any party in one or a series of related transactions to any single Person or group (as defined in Rule 13d-5 under the Exchange Act).

                           "Purchase Agreement" means the Note and Warrant
Purchase Agreement by and among the Company and the New Stockholders dated as of the date of this Agreement.

                           "Registration Rights Agreement" means the
Registration Rights Agreement among the Company and the New Stockholders dated as of the date of this Agreement.

                           "Second Break Point" means the time at which the
Total Ownership Ratio for either DB or Essar, as the case may be, is less than 25% but greater than 10%.

                           "Securities Act" means the Securities Act of 1933, as
amended.

                           "Third Break Point" means the time at which the Total
Ownership Ratio for either DB or Essar, as the case may be, is less than 10%.

                           "Total Ownership" means, with respect to any party,
the total Common Stock Equivalents owned beneficially or of record by such party after giving effect to the consummation of all of the transactions contemplated by the Note and Warrant Purchase

Agreement (and assuming that all warrants held by such party have been exercised) and without giving effect to any subsequent dispositions of Common Stock Equivalents by such party.

                           "Total Ownership Ratio" means, with respect to any
party, the total Common Stock Equivalents owned beneficially or of record by such party upon the date of determination divided by Total Ownership of such party.

                           "Transfer" means any direct or indirect sale,
assignment, mortgage, transfer, pledge, hypothecation or other disposal other than the exercise, conversion or exchange of any option, warrant or convertible security.



                [Remainder of this page left blank intentionally]

                           IN WITNESS WHEREOF, the parties hereto have executed
this Agreement as of the date first set forth above.

                                       AEGIS COMMUNICATIONS GROUP, INC.


                                       By: /s/ HERMAN SCHWARZ
                                           ------------------------------------
                                             Name:  Herman Schwarz
                                             Title: President and Chief
                                                    Executive Officer


                                       DEUTSCHE BANK AG -- LONDON,
                                       BY DB ADVISORS, LLC AS INVESTMENT ADVISOR


                                       By: /s/ GLEN MACMULLIN
                                           ------------------------------------
                                             Name:  Glen MacMullin
                                             Title: Director



                                       By: /s/ PAUL BIGLER
                                           ------------------------------------
                                             Name:  Paul Bigler
                                             Title: Managing Director


                                       ESSAR GLOBAL LIMITED


                                       By: /s/ MADHU S. VUPPULURI
                                           ------------------------------------
                                             Name:  Madhu S. Vuppuluri
                                             Title: Executive Director

                                       QUESTOR:
                                       QUESTOR PARTNERS FUND II, L.P.






                                       By: /s/ DEAN ANDERSON
                                           ------------------------------------
                                             Name:  Questor General Partner II,
                                                    L.P., its General Partner

                                             Title: Managing Director

                                       By: /s/ DEAN ANDERSON
                                           ------------------------------------
                                             Name:  Questor Principals II, Inc.,
                                                    its General Partner

                                             Title: Managing Director


                                       QUESTOR SIDE-BY-SIDE
                                       PARTNERS II, L.P.






                                       By: /s/ DEAN ANDERSON
                                           ------------------------------------
                                             Name:  Questor Principals II, Inc.
                                             Title: Managing Director



                                       QUESTOR SIDE-BY-SIDE
                                       PARTNERS II 3(C)(1), L.P.




                                       By: /s/ DEAN ANDERSON
                                           ------------------------------------
                                             Name:  Questor Principals II, Inc.
                                             Title: Managing Director

                                       TC CO-INVESTORS, LLC






                                       By:   /s/ CHRISTOPHER M. TEMPLE
                                             -----------------------------------
                                             Name:  TC Management Partners, LLC
                                                    a Delaware limited liability
                                                    company, its General Partner
                                             Title: An Authorized Officer
                                             Name:  Christopher M. Temple



                                       THAYER EQUITY INVESTORS III, L.P.




                                       By:   /s/ CHRISTOPHER M. TEMPLE
                                             -----------------------------------
                                             Name:  TC Equity Partners, LLC
                                                    a Delaware limited liability
                                                    company, its General Partner
                                             Title: An Authorized Officer
                                             Name:  Christopher M. Temple

                                    EXHIBIT A

                                 Spousal Waiver

[INSERT NAME] hereby waives and releases any and all equitable or legal claims and rights, actual, inchoate or contingent, which he or she may acquire with respect to the disposition, voting or control of the shares of Common Stock subject to the Stockholders' Agreement of Aegis Communications Group, Inc., dated as of _______, 2003, as the same shall be amended from time to time, except for rights in respect of the proceeds of any disposition of such Common Stock.

____________________________
Name: